UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 4, 2008

FREQUENCY ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY		11553
(Address of principal executive offices)		(Zip Code)

(516) 794-4500
(Registrant's telephone number, including area code)

NONE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 pages

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective January 4, 2008, Mr. Hugo Fruehauf, Chief Technical Officer (CTO) of Frequency Electronics, Inc. (“Frequency” or “Registrant”) has retired from his position. Mr. Fruehauf, age 68, became an officer of Registrant in May 2003 when Frequency acquired FEI-Zyfer, of which Mr. Fruehauf served as president. In May 2005, Mr. Fruehauf was named CTO of Registrant. Prior to Registrant’s acquisition of FEI-Zyfer, Mr. Fruehauf served as the president and CEO of the predecessor company for 7 years. Mr. Fruehauf’s career also included senior technical and leadership positions with Alliant Techsystems, Datum-Efratom and its predecessor, Ball-Efratom.

Mr. Fruehauf will be available to consult with the Registrant on various projects as needed. He also intends to pursue other interests in academia by serving as an adjunct professor to Pepperdine University. Mr. Fruehauf’s CTO responsibilities will be divided among other current officers of Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

By:	/s/ Alan Miller
Alan Miller
Chief Financial Officer
and Treasurer

Dated: January 9, 2008